UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

     Date of Report (Date of earliest event reported): July 19, 2003




                         MDSI Mobile Data Solutions Inc.
             (Exact name of registrant as specified in its charter)


     Canada                     000-28968                Not Available
----------------        ------------------------    -------------------------
(Jurisdiction of        (Commission file number)        (I.R.S. Employer
 incorporation)                                         Identification No.)



                              10271 Shellbridge Way
                           Richmond, British Columbia,
                                 Canada V6X 2W8
       -------------------------------------------------------------------
              (Address and zip code of principal executive offices)


       Registrant's telephone number, including area code: (604) 207-6000



                                 Not Applicable
    -------------------------------------------------------------------------
             (Former name or address, if changed since last report)

Item 9.  Regulation FD Disclosure.

Exhibit
No.             Description
---             -----------

99.1            News Release dated July 29, 2003.


Item 12.  Results of Operations and Financial Condition

The Company has issued an Earnings Release containing the financial results of the Company for the quarter ended June 30, 2003 and has scheduled a conference call and webcast to discuss the financial results at 2:00 p.m. on July 29, 2003. The Earnings Release contains financial measures and financial terms not calculated in accordance with generally accepted accounting principles in the United States ("GAAP") discussed below. Pursuant to the requirements of Regulation G, the Company has included in its press release a reconciliation of all non-GAAP financial measures disclosed in the press release to the most directly comparable GAAP financial measure. To the extent a reconciliation of a non-GAAP financial measure discussed in the conference call and webcast has not been provided in the press release, the Company has either provided an oral reconciliation of the non-GAAP financial measure to the most directly comparable GAAP financial measure during the webcast or has posted a reconciliation of such non-GAAP financial measure on the Company's website at www.mdsi-advantex.com.

                           NON-GAAP FINANCIAL MEASURES

The Earnings Release contains "non-GAAP financial measures", defined as a numerical measure of a company's performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP. The Company uses non-GAAP financial measures in order to provide investors with an alternative method for assessing the Company's operating results in a manner that is focused on the Company's ongoing operations. The Company's management uses these non-GAAP measures for the same purpose. The Company has provided below an explanation of the non-GAAP financial measures used in the Earnings Release, together an explanation of why management uses these measures and why management believes that these non-GAAP financial measures are useful to investors.

Adjusted earnings per share measure and adjusted net income (loss): The Earnings Report contains an adjusted earnings per share measure and adjusted net income
(loss) on a non-GAAP basis. These non-GAAP financial measures exclude the strategic expenses associated with the investigation of a potential corporate transaction. The Company uses the non-GAAP earnings per share measure and adjusted net income (loss) for the purposes of comparing earnings per share and net income (loss) for prior periods and the Company's forecasts. Management uses these non-GAAP measures in its decision making and believes it will be useful for investors because they provide supplemental information that facilitates internal comparisons of historical operating performance of prior periods and external comparisons to competitors' historical operating performance.

Adjusted revenue measures and adjusted total gross margin measures: The Earnings Report contains adjusted revenue measures and adjusted total gross margin measures on a non-GAAP basis. These non-GAAP financial measures exclude third party products and services revenue attributable to subcontract work of third party integrators. GAAP requires the Company to record direct costs in a corresponding, offsetting amount related to such subcontract work, resulting in zero net effect. Management uses adjusted revenue measures and adjusted total gross margin measures in its decision making and believes they are useful for investors because these measures provide supplemental information that nets out the products and services revenue and direct costs attributable to subcontract work of third party integrators (which may vary from period to period) and represents the Company's revenue and gross margin from its direct operations. Management also believes that the non-GAAP revenue measures facilitate internal comparisons of historical operating performance of prior periods, external comparisons to competitors' historical operating performance and the Company's forecasts.

Non-GAAP forecasts: The Earnings Report contains forecasts on a non-GAAP basis. These non-GAAP financial measures exclude the effect of third party products and services revenue attributable to subcontract work of third party integrators. Management develops its forecasts for its decision making purposes and believes they are useful for investors because they provide supplemental information that nets out the products and services revenue and direct costs attributable to subcontract work of third party integrators (which may vary from period to period) and better represents the Company's projected results from its direct operations. Management also believes that the non-GAAP revenue measures also facilitate internal comparisons of historical operating performance of prior periods, external comparisons to competitors' historical operating performance and the Company's forecasts.

The presentation of this non-GAAP information is not meant to be considered in isolation or as a substitute for the Company's financial results prepared in accordance with GAAP.

All of the information furnished in Items 9 and 12 of this report and the accompanying exhibit shall not be deemed to be "filed" for the purposes of
Section 18 of the Securities and Exchange Act of 1934, as amended, and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended.

                                    SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the duly authorized undersigned.

                                            MDSI Mobile Data Solutions Inc.


July 29, 2003                               /s/ Verne Pecho
------------------                          ------------------------------------
(Date)                                      Verne Pecho,
                                            Chief Financial Officer

                                 EXHIBIT INDEX

Exhibit
No.             Description
---             -----------

99.1            Press Release dated July 29, 2003